Exhibit 99.3

P10 FINANCIAL, INC.UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Description of the Acquisition

On October 13, 2022, P10 Intermediate Holdings, LLC, a Delaware limited liability company (“Buyer”), and P10, Inc., a Delaware corporation (“P10” or the “Company”), completed its previously announced acquisition (the “Acquisition”) of all of the issued and outstanding membership interests in Westech Investment Advisors, LLC, a California limited liability company (“WTI”), in accordance with the terms and conditions of the previously announced Sale and Purchase Agreement, dated August 25, 2022 (the “Sale and Purchase Agreement”).

The purchase price paid at closing for the Acquisition, which is subject to certain customary closing adjustments, consisted of $97.0 million in cash and an aggregate of 3,916,666 membership units of P10 Intermediate Holdings, LLC, a consolidated subsidiary of P10, Inc., representing limited liability company interest of the Buyer (“Buyer Units”). Subject to certain conditions, the Buyer Units will be exchangeable into shares of Class A Common Stock of P10, Inc. on a one-for-one basis, pursuant to that certain Exchange Agreement entered into on August 25, 2022, by and among the Buyer, P10 and the other signatory parties thereto (the “Exchange Agreement”).

Basis of Pro Forma Presentation

The following unaudited pro forma condensed consolidated and combined financial information has been prepared in accordance with Article 11 of Regulation S-X (“Article 11”). The unaudited pro forma condensed consolidated and combined balance sheet gives effect to the Acquisition as if it were completed on September 30, 2022. The unaudited pro forma condensed consolidated and combined statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 give effect to the Acquisition as if it were completed on January 1, 2021, with acquisition-related adjustments assuming the transaction occurred at the beginning of the fiscal year presented and had a continuing impact through the interim period presented and described in the accompanying notes.

Considerations Regarding Pro Forma Financial Information

The unaudited pro forma condensed consolidated and combined financial information has been prepared for informational purposes only, is subject to the assumptions and uncertainties set forth in the notes thereto, and is not necessarily indicative of or intended to represent the results that would have been achieved if the Acquisition been completed as of the dates indicated, or that may be achieved in the future. The unaudited pro forma condensed consolidated and combined financial information does not reflect the costs of any integration activities or benefits that may result from future cost savings due to revenue synergies, procurement savings or operational efficiency that may result from the Acquisition.

The unaudited pro forma condensed consolidated and combined financial information was derived from and should be read in conjunction with the following:

1.

Unaudited Condensed Consolidated Financial Statements and accompanying Notes of P10, Inc., as filed in its Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2022 with the United States Securities and Exchange Commission (“SEC”) on November 14, 2022;

2.	Audited Consolidated Financial Statements and accompanying Notes of P10, Inc., as filed in its Annual Report on Form 10-K as of and for the year ended December 31, 2021 with the SEC on March 21, 2022;

3.	Unaudited Condensed Consolidated Financial Statements and accompanying Notes of Westech Investment Advisors, LLC, as of and for the nine months ended September 30, 2022; and

4.	Audited Consolidated Financial Statements and accompanying Notes of Westech Investment Advisors, LLC as of and for the year ended December 31, 2021.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET OF P10, INC. AND ITS SUBSIDIARIES SEPTEMBER 30, 2022

(In thousands)

	P10, Inc. Historical	Westech Investment Advisors LLC Historical	Transaction Accounting Adjustments		Pro Forma Adjusted Balance Sheet
ASSETS
Cash and cash equivalents	$19,415	$7,571	$(12,235)	(a)	$14,751
Restricted cash	1,347	—	—		1,347
Accounts receivable	5,407	508	2,782	(b)	8,697
Note receivable	4,001	—	—		4,001
Due from related parties	30,359	8,436	906	(b)	39,701
Investments in funds	—	5,435	(5,435)	(c)	—
Investments in unconsolidated subsidiaries	2,137	—	—	(d)	2,137
Prepaid expenses and other assets	3,596	363	15	(b)	3,974
Property and equipment, net	2,513	138	—	(b)	2,651
Right-of-use assets	13,052	2,907	—		15,959
Deferred tax assets, net	37,321	—	—	(b)	37,321
Intangibles, net	110,449	—	56,640	(e)	167,089
Goodwill	418,690	—	123,508	(e)	542,198

Total assets	$648,287	$25,358	$166,181		$839,826

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$15,677	$7,423	$7,011	(b)	$30,111
Due to related parties	1,519	1,363	(1,363)	(f)	1,519
Other liabilities	602	—	—		602
Contingent consideration	24,330	—	42,500	(g)	66,830
Deferred revenues	12,748	—	—		12,748
Lease liabilities	15,425	2,957	—	(b)	18,382
Debt obligations	170,774	—	91,790	(h)	262,564

Total liabilities	241,075	11,743	139,938		392,756

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Class A common stock	41	—	—		41
Class B common stock	76	—	—		76
Treasury stock	(3,439)	—	—		(3,439)
Additional paid-in capital	641,055	—	—		641,055
Retained earnings (accumulated deficit)	(230,521)	7,908	(8,783)	(h)	(231,396)
Noncontrolling interest	—	5,707	35,026	(i)	40,733

Total stockholders’ equity	407,212	13,615	26,243		447,070

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$648,287	$25,358	$166,181		$839,826

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS OF P10, INC. AND ITS SUBSIDIARIES NINE MONTHS ENDED SEPTEMBER 30, 2022

(In thousands)

	P10, Inc. Historical	Westech Investment Advisors LLC Historical	Transaction Accounting Adjustments		Pro Forma Adjusted Statement of Operations
REVENUES
Management and advisory fees	$138,957	$26,140	$—		$165,097
Other revenues	1,058	9,403	(9,403)	(a)	1,058

Total revenues	140,015	35,543	(9,403)		166,155
OPERATING EXPENSES
Compensation and benefits	60,293	13,507	(3,657)	(b)	70,143
Professional fees	9,416	6,605	—		16,021
General, administrative and other	12,393	1,373	—		13,766
Contingent consideration expense	1,367	—	—		1,367
Amortization of intangibles	18,487	—	7,037	(c)	25,524
Strategic alliance expense	429	—	—		429

Total operating expenses	102,385	21,485	3,380		127,250

INCOME FROM OPERATIONS	37,630	14,058	(12,783)		38,905
OTHER (EXPENSE)/INCOME
Interest expense implied on notes payable to sellers	—	—	—		—
Interest expense, net	(5,268)	—	(2,169)	(d)	(7,437)
Other (expense)/income	1,303	—	—		1,303

Total other (expense)/income	(3,965)	—	(2,169)		(6,134)

Net income before income taxes	33,665	14,058	(14,952)		32,771
Income tax (expense) benefit	(9,102)	—	3,140	(e)	(5,962)

NET INCOME	24,563	14,058	(11,812)		26,809

Less: preferred dividends attributable to redeemable noncontrolling interest	—	—	—		—
Less: Net income attributable to noncontrolling interest	—	(5,685)	7,165	(f)	1,480

NET INCOME ATTRIBUTABLE TO P10	$24,563	$8,373	$(4,647)		$28,289

Earnings per share
Basic earnings per share	$0.21				$0.24
Diluted earnings per share	$0.20				$0.21
Dividend per share	$0.06				$0.06
Weighted average shares outstanding, basic	117,210				117,210
Weighted average shares outstanding, diluted	121,362				125,279

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS OF P10, INC. AND ITS SUBSIDIARIES YEAR ENDED DECEMBER 31, 2021

(In thousands)

	P10, Inc. Historical	Westech Investment Advisors LLC Historical	Transaction Accounting Adjustments		Pro Forma Adjusted Statement of Operations
REVENUES
Management and advisory fees	$149,424	$31,912	$—		$181,336
Other revenues	1,110	77,197	(77,197)	(a)	1,110

Total revenues	150,534	109,109	(77,197)		182,446
OPERATING EXPENSES
Compensation and benefits	54,755	26,519	(14,873)	(b)	66,401
Professional fees	11,508	2,470	875	(g)	14,853
General, administrative and other	9,870	1,739	—		11,609
Contingent consideration expense	3,472	—	—		3,472
Amortization of intangibles	30,431	—	9,638	(c)	40,069
Strategic alliance expense	152	—	—		152

Total operating expenses	110,188	30,728	(4,360)		136,556

INCOME FROM OPERATIONS	40,346	78,381	(72,837)		45,890
OTHER (EXPENSE)/INCOME
Interest expense implied on notes payable to sellers	(825)	—	—		(825)
Interest expense, net	(21,360)	—	(2,000)	(d)	(23,360)
Loss on extinguishment of debt	(15,312)	—	—		(15,312)
Other (expense)/income	848	(59)	—		789

Total other (expense)/income	(36,649)	(59)	(2,000)		(38,708)

Net income before income taxes	3,697	78,322	(74,837)		7,182
Income tax (expense) benefit	7,070	—	—	(e)	7,070

NET INCOME	10,767	78,322	(74,837)		14,252

Less: preferred dividends attributable to redeemable noncontrolling interest	(1,593)	—	—		(1,593)
Less: Net income attributable to noncontrolling interest	—	(12,604)	11,964	(f)	(640)

NET INCOME ATTRIBUTABLE TO P10	$9,174	$65,718	$(62,873)		$12,019

Earnings per share
Basic earnings per share	$0.13				$0.17
Diluted earnings per share	$0.08				$0.12
Weighted average shares outstanding, basic	72,660				72,660
Weighted average shares outstanding, diluted	112,330				116,247

P10, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed consolidated and combined financial information of P10, Inc. and its subsidiaries, and notes thereto, has been prepared in accordance with Article 11 of Regulation S-X and are based on the historical financial statements of P10 and WTI, adjusted to reflect the Acquisition by P10 and the pro forma adjustments described within the notes to the unaudited pro forma condensed consolidated and combined financial statements.

The Acquisition is accounted for in accordance with ASC 805. The valuations and related purchase accounting have not been finalized, and the preliminary amounts included in the pro forma financial information, including the estimated fair values of the acquired assets and assumed liabilities, as well as the amortization associated with the acquired intangible assets, and income tax effects are subject to change. The final purchase price allocation, which is expected to be completed in early 2023, and the resulting effect on our financial positions and results of operations may be materially different from the pro forma amounts included herein.

The unaudited pro forma condensed consolidated and combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that the Company believes are reasonable. However, actual results may differ from those reflected in these unaudited pro forma condensed consolidated and combined financial statements. In the Company’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma condensed consolidated and combined financial statements do not purport to represent what the combined company’s financial position or results of operations would have been if the Acquisition and related transactions had actually occurred on the dates indicated above, nor are they indicative of the combined company’s future financial position or results of operations. The unaudited pro forma condensed consolidated and combined financial statements should be read in conjunction with the historical financial statements and related notes thereto for the periods presented.

Note 2. Acquisition of WTI

P10 accounted for the Acquisition in accordance with ASC 805. Accordingly, the purchase price attributable to the Acquisition was allocated to the assets acquired and liabilities assumed based on their estimated fair values. Prior to or concurrent with the Acquisition, certain reorganization actions occurred which resulted in the Company not consolidating certain entities which had been previously consolidated by WTI, also resulting in certain assets of historical WTI not being acquired. These matters are reflected in the preliminary purchase accounting and pro forma adjustments described below.

As described above, the purchase price paid at closing for the Acquisition, consisted of $97.0 million in cash, subject to certain working capital adjustments, and an aggregate of 3,916,666 membership units of P10 Intermediate Holdings, LLC. Additionally, the Sale and Purchase Agreement provides for additional consideration of up to $75.0 million to be paid in cash, or at the discretion of the Company in equity, over a period of between approximately four and six years. The payment of and total amount of contingent consideration to be paid is based on the operating results subsequent to the acquisition. The actual amount of contingent consideration to be paid may materially differ from that included in the preliminary purchase accounting disclosed herein. See definition and terms of the Earn Out Payments in the Sale and Purchase Agreement included in P10’s Form 8-K filed on October 13, 2022.

The acquisition date fair value of certain assets and liabilities, including intangible assets acquired and related weighted average expected lives are provisional and subject to revision within one year of the acquisition date. As such, our estimates of fair values are pending finalization which may result in adjustments to goodwill.

Cash consideration	$105,262
Fair value of equity consideration	40,733
Contingent consideration	42,500

Total consideration paid	$188,495

ASSETS
Cash and cash equivalents	$8,807
Accounts receivable	3,290
Due from related parties	9,342
Right-of-use assets	2,908
Prepaid expenses and other	378
Property and equipment	138
Investments in unconsolidated subsidiaries
Intangible assets, net	56,640
Deferred tax assets	—

Total assets acquired	$81,503

LIABILITIES
Accounts payable and accrued expenses	$13,559
Lease liabilities	2,957
Deferred tax liabilities	—

Total liabilities assumed	$16,516

Net identifiable assets acquired	$64,987
Goodwill	123,508

Net assets acquired	$188,495

Note 3. Unaudited Pro Forma Condensed Consolidated and Combined Balance Sheet

For purposes of preparing the unaudited pro forma condensed consolidated and combined balance sheet as of September 30, 2022, the Acquisition will be accounted for as if it occurred on September 30, 2022.

Pro forma accounting adjustments related to the Acquisition in the accompanying unaudited pro forma condensed combined financial statements are as follows:

(a)	Reflects the cash effects of the Acquisition and related transactions, which is comprised of:

•

The net cash proceeds from the draw down on the accordion feature of the Company’s Credit Agreement, which consisted of an $87.5 million term loan and a $6.0 million revolver, less issuance costs of $1.7 million,

•	The payment of the $105.3 million in cash consideration for the Acquisition,

•	As P10 did not acquire certain entities of WTI, the Company did not acquire $5.1 million of cash and cash equivalents held by such entities as of September 30, 2022.

(b)

Reflects certain changes in working capital between September 30, 2022 and the acquisition date, and adjusting the carrying value of certain assets to the fair value assigned in the allocation of the purchase price.

(c)	Reflects the elimination of the Investments in funds previously owned by WTI, as P10 did not acquire the capital account balances in WTI’s underlying funds.

(d)

Reflects the recording at estimated fair value of investments in unconsolidated subsidiaries, which prior to the acquisition and certain reorganization activities were consolidated by WTI prior to acquisition.

(e)

Reflects the adjustments to record the estimated fair value of goodwill as well as intangible assets in the form of a trade name and asset management contracts acquired in connection with the preliminary purchase accounting for the Acquisition as described in Note 2. The trade name intangible asset is assigned a useful life of 10 years while the asset management contracts are 8 years.

(f)

Reflects the elimination of certain accrued incentive compensation liabilities to individuals which were not assumed by P10, and related to certain compensation arrangement which will not be applicable post-acquisition to P10.

(g)

Reflects the recording of the contingent consideration liability, based on the estimated fair value of the contingent consideration associated with the Earn-Out Payments as defined in the Sale and Purchase Agreement.

(h)

Reflects the Company’s draw down on the accordion feature of the Company’s Credit Agreement, which consisted of an $87.5 million term loan and a $6.0 million revolver, less $1.7 million of issuance costs.

(i)

Reflects the removal of pre-acquisition retained earnings of WTI, the removal of $5.7 million of pre-acquisition non-controlling interests for entities which are no longer consolidated by WTI post-acquisition, and recording the $40.7 million fair value of the P10 Intermediate shares issued to the Seller Recipients (as defined in the Sale and Purchase Agreement) in the Acquisition which are reflected as a non-controlling interest on P10 Inc.’s balance sheet.

Note 4. Unaudited Pro Forma Condensed Consolidated and Combined Statements of Operations

For purposes of preparing the unaudited pro forma condensed consolidated and combined statements of operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021 will be accounted for as if the Acquisition occurred on January 1, 2021.

Pro forma accounting adjustments related to the Acquisition in the accompanying unaudited pro forma condensed combined financial statements are as follows:

(a)

Reflects the elimination of the carried interest income and investment income (loss) reflected in the WTI historical financial information related to the capital accounts in the underlying funds which were not acquired by P10.

(b)

Reflects the elimination of the employee performance incentive compensation and adjusted employee benefits reflected in the WTI historical financial statements, which will not be compensation expense of P10 in future periods.

(c)	Reflects the additional amortization expense associated with the intangible assets recorded by the Company in the Acquisition, as if the Acquisition occurred and amortization began on January 1, 2021.

(d)

Reflects the additional interest expense for each period presented, giving effect to $93.5 million of borrowings on P10’s Credit Agreement as if such occurred and began incurring interest expense on January 1, 2021.

(e)	Reflects the income tax expense (benefit) related to the pro forma adjustments at a tax rate of 21%, which represents the Federal corporate income tax rate.

(f)

Reflects the removal of the net income allocated to the noncontrolling interest in WTI’s historical financials, as the Company acquired all of the outstanding equity of the entities consolidated by WTI after the acquisition by P10.    This adjustment also reflects the allocation of P10’s pro forma net income related to the noncontrolling interest in P10 Intermediate acquired by the Seller Recipients in the Company’s acquisition of WTI of $1.5 million for the nine months ended September 30, 2022 and the $0.6 million for the year ended December 31, 2021.

(g)

Reflects the $0.9 million of transaction costs incurred by P10 subsequent to September 30, 2022. As the transaction is assumed to have occurred on January 1, 2021, these are reflected in the pro forma year ended December 31, 2021. See Note 6 for additional discussion regarding transaction costs.

Note 5. Earnings per share

The pro forma earnings per common share is computed by dividing combined pro forma net income available to common shareholders by pro forma weighted-average common shares outstanding (basic or diluted as applicable). The pro forma weighted-average common shares outstanding is based on P10’s historical weighted-average common shares adjusted for the effects of the P10 intermediates shares issued in the acquisition of WTI.

Earnings per share is represented in the Consolidated Statement of Operations in the above table. The only adjustment made to earnings per share from a pro forma perspective is made to the diluted earnings per share to include the additional potential common shares of P10, Inc. on an as converted basis from the shares of P10 Intermediate issued to the Seller in the Acquisition.

The computations of diluted earnings includes the 3.917 million membership units convertible into P10, Inc. Class A common stock, and excludes options to purchase shares of common stock and restricted stock units totaling 1.0 million shares and 1.3 million shares for the nine months ended September 30, 2022 and the year ended December 31, 2021, respectively, because these options and restricted shares were anti-dilutive.

Note 6. Transaction Costs

P10 and WTI each incurred certain nonrecurring charges in connection with the Acquisition. These costs will not continue to be incurred after the closing date and therefore will not adversely affect the combined P10 statements of operations beyond twelve months after the Acquisition. The historic financial statements of P10, Inc. for the nine months ended September 30, 2022 include transaction costs consisting of $1.4 million of professional fees and $0.1 million of general and administrative expenses. Additionally, WTI incurred $5.4 million of professional fees for the nine months ended September 30, 2022. No adjustments were made for these transaction costs incurred in the historic periods presented.

Subsequent to September 30, 2022, the Company has incurred $0.9 million of additional transaction costs. These are reflected as a pro-forma adjustment to the statement of operations for the year ended December 31, 2022 as described in Note 4.